DATED as of the 1st day of July, 2011

BETWEEN

VERMONT TRANSFORMER, INC.

- and -

GCEFF INC.

- and -

GILLES MAZOYER

- and -

7834080 CANADA INC.

EQUIPMENT PURCHASE AGREEMENT

FMC LAW
1 Place Ville Marie
39th Floor
Montréal (Québec) H3B 4M7

THIS AGREEMENT dated the 1st day of July, 2011

BETWEEN:

VERMONT TRANSFORMER, INC., a corporation duly constituted according to the laws of the State of Vermont, having its principal place of business in the Town of St-Albans;

(the “Vendor”)

– and –

GCEFF INC., a corporation incorporated [and governed] by the laws of the Province of Quebec, having its principal place of business in the City of Farnham;

(“GCEFF”)

- and –

GILLES MAZOYER, businessman domiciled and resident at 423 Chemin Priest, in City of Sutton, in the Province of Québec;

(“Mazoyer”)

– and –

7834080 CANADA INC., a corporation incorporated and governed by the laws of Canada, having its principal place of business in the Province of Quebec;

(the “Purchaser”)

PREAMBLE

WHEREAS the Vendor is presently carrying on the Business (as defined below).

WHEREAS Mazoyer and Roberge are the sole directors of the Vendor and respectively hold the offices of president/treasurer and secretary of the Vendor.

WHEREAS the Purchaser wishes to purchase from the Vendor all of the equipment used in the operation of the Business and the Vendor wishes to sell such equipment to the Purchaser upon, and subject to, the terms and conditions hereinafter set forth.

NOW THEREFORE in consideration of the mutual agreements hereinafter set out and of other consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

1.	INTERPRETATION

1.1	Definitions.

In this Agreement:

1.1.1	“Acknowledged Encumbrances” means those encumbrances listed on Schedule 1.1.1;

1.1.2	“Agreement” means this Equipment Purchase Agreement;

1.1.3
“Applicable Law” means, in respect of any Person, property, transaction or event, any federal, state, country, municipal or foreign statute, law (including the common law), ordinance, rule, regulation, treaty, restriction, regulatory policy, standard, code or guideline, by-law (zoning or otherwise) or Order and directives, policies, guidelines, standards, requirements, notices and protocols that applies in whole or in part to such Person, property, transaction or event;

1.1.4	“Building” means the land and buildings bearing civic address 800 Industrial Park Road, Town of St-Albans, in the State of Vermont, USA and currently owned by the Vendor;

1.1.5
“Business” means the type of business carried on by the Vendor immediately prior to the Closing Date, which consists of designing, producing and selling medium and high voltage, dry electric transformers and line reactors;

1.1.6	“Business Day” means any day other than a Saturday, Sunday or any statutory holiday in the Province of Québec or the State of Vermont;

1.1.7
“Encumbrance” means any encumbrance of any kind whatsoever which secures payment or performance of an obligation, and which includes any prior claim, mortgage, charge, pledge, lien (including any lien for unpaid Taxes), restriction, option, title retention right, right of others or security interest or security of any kind, whether fixed or floating, absolute, contingent or conditional;

1.1.8
“Equipment” means equipment and includes machinery, machine tools, motors, furniture, furnishings, fixtures, mold, dyes, vehicles (including motor vehicles), computer hardware, printers, faxes, parts, and goods (other than consumer goods), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing;

1.1.9
“Governmental Authority” means (i) any domestic or foreign government, whether federal, state, country or municipal or any political subdivision of any of the foregoing; and any governmental agency, ministry, department, Tribunal, commission, bureau, board or other instrumentality exercising or purporting to exercise legislative, judicial, quasi-judicial, regulatory or administrative functions of, or pertaining to, government; or any supranational body, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

1.1.10
“Legal Proceeding” means any litigation, action, suit, investigation, audit, hearing, claim, complaint, grievance, arbitration or mediation proceeding or other proceeding and includes any appeal or review and any application for same;

1.1.11	“Parties” means the Vendor, the Purchaser and the Principals; and “Party” means any one of them;

1.1.12
“Person” includes any individual (whether acting as an executor, administrator, legal representative or otherwise), body corporate, limited liability company, unlimited liability company, limited liability corporation, partnership, limited liability partnership, sole proprietorship, firm, joint stock company, joint venture, trust, unincorporated association, unincorporated organization, syndicate, Governmental Authority and any other legal or business entity, including any judicial entity or organization of any nature whatsoever;

1.1.13	“Principals” means GCEFF Inc. and Gilles Mazoyer;

1.1.14	“Purchase Price” has the meaning set out in Section 2.2;

1.1.15	“Purchased Equipment” has the meaning ascribed thereto in Section 2.1;

1.1.16	“Roberge” means Christian Roberge, businessman domiciled and resident at 610 Shefford Street, in City of Bromont, in the Province of Québec;

1.1.17
“Tax” or “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Authority under any applicable Tax Legislation, including, US federal, state, country, municipal and local, foreign or other income, capital, goods and services, sales, use, consumption, excise, value-added, business, immovable property, movable property, transfer, franchise, withholding, payroll, or employer health taxes, customs, import, anti-dumping or countervailing duties, employment insurance premiums, and workers’ compensation payments, including any interest, penalties and fines associated therewith; and

1.1.18	“Vermont Code” means the Vermont Code as amended as at the date hereof.

1.2	Preamble

The Parties acknowledge and declare that the Preamble shall form part of this Agreement.

1.3	Governing Law; Attornment

This Agreement shall be construed, interpreted and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the Province of Québec and the federal laws of Canada applicable therein (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction). The Parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Québec, judicial District of Montreal, with respect to any matters arising pursuant hereto.

1.4	Entire Agreement; Amendment

This Agreement constitutes the entire agreement between the Parties with respect to the transactions herein contemplated and cancel and supersede any prior understandings, agreements, negotiations and discussions, letters of intention and letters of understanding. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the Parties other than those expressly set forth in this Agreement or in any Closing Document.

1.5	Calculation of Time

In this Agreement, unless otherwise specified, a period of days shall be deemed to begin on the first day after the event which began the period and to end at 5:00 p.m. (Montreal time) on the last day of the period.  If any period of time is to expire hereunder on any day that is not a Business Day, the period shall be deemed to expire at 5:00 p.m. (Montreal time) on the next succeeding Business Day.

1.6	Performance on Holidays

If any act (including the giving of notice) is otherwise required by the terms hereof to be performed on a day which is not a Business Day, such act shall be valid if performed on the next succeeding Business Day.

1.7	Tender

Any tender of documents or money hereunder may be made upon the Parties or their respective counsel and money shall be tendered, unless otherwise specifically set forth in this Agreement, in cash, by wire transfer or by other form of readily available funds to the account or accounts specified by the payee.

1.8	Recourses Cumulative

The rights, recourses, powers and privileges herein provided to a Party are cumulative and in addition to and not exclusive of or in substitution for any rights, recourses, powers and privileges otherwise available to that Party.

1.9	Additional Rules of Interpretation

1.9.1	In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa.

1.9.2
The division of this Agreement into Articles, Sections, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer.

1.9.3
Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Section, paragraph, clause, Schedule or Exhibit are to the applicable article, section, Section, paragraph, clause, Schedule or Exhibit of this Agreement.

1.9.4
Wherever the words “include”, “includes” or “including” are used in this Agreement or in any Closing Document, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

1.9.5
The words “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular Section or portion of it.

1.9.6
Unless otherwise specified, all dollar amounts in this Agreement, including the symbol “$”, refer to United States currency.  In the event that any currency figures are required to be converted to Canadian currency for purposes of making any calculations or Adjustments under this Agreement or any Closing Document, all such conversions shall be completed, effected and calculated at the noon nominal exchange rate on the date on which such calculation is made, as indicated by the Bank of Canada.

1.9.7
All references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof.

1.9.8	Reference to “Vendor and the Principals” means any one of them.

1.9.9	Unless otherwise defined herein, words or abbreviations which have well-known trade meanings are used herein with those meanings.

2.	PURCHASE AND SALE OF EQUIPMENT, PURCHASE PRICE AND RELATED MATTERS

2.1	Purchase and Sale of the Equipment

Subject to the terms and conditions of this Agreement, the Vendor agrees to sell, convey, cede, transfer, assign and deliver to the Purchaser as of July 1, 2011, in consideration of the Purchase Price, all of the Equipment used in the operation of the Business, a list of which is attached hereto as Schedule 2.1 (the “Purchased Equipment”).

2.2	Purchase Price

The purchase price payable by the Purchaser for the Purchased Equipment shall be one million six hundred thousand United States dollars (U.S. $1,600,000) (the “Purchase Price”).

2.3	Payment of Purchase Price

The Purchase Price shall be payable in full at Closing by way of a certified cheque, bank draft or wire transfer as the Vendor directs.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties

The Vendor and the Principals represent and warrant to the Purchaser on a joint and solidary (joint and several) basis, that the following representations and warranties are true and correct and acknowledge that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated in this Agreement and that the Purchaser would not have entered into this Agreement or any Closing Document without them.

3.1.1	Corporate Organization and Qualification

The Vendor is a duly incorporated, organized and validly existing corporation and is current with respect to filings required under the laws of the State of Vermont.  The Vendor has all of the requisite power and authority to own, lease and operate its assets including the Purchased Equipment. No proceedings have been taken or authorized by the Vendor or by any other Person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of the Vendor or with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to the Vendor.

3.1.2	Vendor’s Authority to enter into Agreement

The Vendor has all necessary power and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Closing Documents and the performance of the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time, or both, violate any provision the Vermont Code or of any other Applicable Law pertaining to the sale or bulk sale of a business to the extent that such provisions may apply to the transactions contemplated hereby, or require any consent or approval of, or any filing with or notice to, any third party, governmental or otherwise, other than such consents, approvals, filings or notices which will be obtained by the Vendor prior to the Closings. This Agreement constitutes a valid and binding obligation of the Vendor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and principles of equity.

3.1.3	Corporate Action

All necessary action, corporate and otherwise, has been taken by the Vendor, its officers, directors and shareholders to transfer the legal and beneficial ownership of the Purchased Equipment to the Purchaser free and clear of all Encumbrances and for the Vendor to perform its obligations under this Agreement and the Closing Documents.

3.1.4	Legal Proceedings and Bankruptcy/Insolvency

There is no Legal Proceeding in progress, pending or threatened, against or affecting the Vendor or affecting the title of the Vendor to the Purchased Equipment owned by it, at law or in equity or before or by any Tribunal and there are no grounds on which any such Legal Proceeding might be commenced with any reasonable likelihood of success nor is there any Order outstanding against or affecting the Vendor which, in any such case, affects adversely or might affect adversely the ability of the Vendor to enter into this Agreement, to transfer the Purchased Equipment owned by it to the Purchaser or to perform its obligations hereunder. The Vendor is not insolvent and has not committed any act of bankruptcy, proposed any compromise or arrangement or taken any proceedings with respect thereto and no encumbrance or receiver has taken possession of the Vendor’s property nor is any of the foregoing pending or threatened.

3.1.5	Residence of Vendor

The Vendor is not a “non-resident” of the United States within the meaning of the Internal Revenue Code and the Regulations.

3.1.6	Employees and Labour Relations

The Vendor is in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours of work in respect of the Employees.

3.1.7	Ownership

The Vendor is the owner of all of the Purchased Equipment with good title thereto free of any Encumbrance of any nature whatsoever.

3.1.8	Purchased Equipment

The Purchased Equipment set forth in Schedule 2.1 constitutes a true and complete list of all of the Purchased Equipment used by the Vendor in the operation of the Business.  All of the Purchased Equipment is sold as is, with all faults. There are no outstanding work orders relating to the Vendor which have been received from or required by any Governmental Authority.  All of the Purchased Equipment is situated in the Building.  None of the Purchased Equipment is subject to any lease, conditional sales contract, option, or any right of any party whatsoever.  The Vendor does not have any equipment leases.

3.1.9	Location of Purchased Equipment

There isn’t any Equipment owned by the Vendor or used in the operation of the Business which are not located in the Building.

3.1.10	Insurance

(a)
The Purchased Equipment is insured by reputable insurers in such amounts and against such risks, including product liability and warranty risks, as are customarily carried and insured against by owners of comparable business, properties or assets.

(b)
No notice of cancellation or non-renewal with respect to, nor disallowance of any claim under, any of such insurance policies covering the Purchased Equipment has been received by the Vendor.  To the knowledge of the Vendor and the Principals, there are no circumstances or occurrences which would or might form the basis of an increase in insurance premiums on the Purchased Equipment in excess of the current insurance coverage maintained by the Vendor.

3.1.11	Disclosure

To the knowledge of the Vendor and the Principals, the representations and warranties given by them in respect of the Purchased Equipment contained in this Agreement and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in such representations and warranties not misleading to a prospective purchaser of the Purchased Equipment, and to the extent any such document shall be delivered following the execution of this Agreement or at or prior to the Closing Time, then such statements are made as of the time of such delivery.

3.2	Survival of Representations and Warranties of the Vendor

3.2.1
The representations and warranties of the Vendor contained in this Agreement and in any Closing Document and in any agreement, certificate, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement or any Closing Document shall survive the Closing for a period of three (3) years and, notwithstanding the Closing or any investigation made by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect for the benefit of the Purchaser. However, in the case of a claim in respect of the representations or warranties relating to the Purchased Equipment; title of the Vendor to the Purchased Equipment; and, in the case of a claim in respect of a representation or warranty based on a fraud, there shall be no time limit within which such a claim may be made.

3.3	Principals’ Acknowledgment

Each of the Principals hereby agrees that by virtue of his entering into and executing this Agreement, he (a) hereby acknowledges having read and understand the terms and conditions of this Agreement, and (b) hereby guarantees jointly and solidarily (jointly and severally) with the Vendor all of the Vendor’s representations and warranties hereunder and the fulfilment of all of the Vendor’s covenants and obligations hereunder.  The consents to all of the transactions contemplated herein and, for certainty, any and all consents required of each such Principal in connection herewith and therewith are hereby granted by each such Principal.

3.4	Packing and Shipping

During the month following the Closing, the Vendor shall suitably pack and crate the Purchased Equipment for shipping to the Purchaser’s designated facility in Reynosa, Mexico.  The foregoing shall be carried out by the Vendor’s employees.  The cost of the employees, packing and shipping shall be borne by the Purchaser.  The Parties have allocated one hundred thousand dollars ($100,000) for the cost of the foregoing and the occupancy to be paid by the Purchaser for the use of the Building to store and pack the Equipment during the month of July.  Any excess cost over one hundred thousand dollars ($100,000) shall be borne by the Purchaser.  Should the cost of the foregoing be less then one hundred thousand dollars ($100,000), the Vendor shall refund the difference to the Purchaser.

3.5	Notices

3.5.1
Any notice, direction or other communication (in this Section, a “notice”) required or permitted to be given to a Party shall be in writing and shall be sufficiently given if delivered personally, sent by nationally recognized courier service, transmitted by facsimile or sent by PDF as follows:

(a)	in the case of the Vendor, at:

VERMONT TRANSFORMER, INC.
800 Industrial Park Road
St-Albans, Vermont  05478
USA
Attention:  Gilles Mazoyer

Fax No.: 450-670-0673

with a copy to:

GILLES MAZOYER
423 Chemin Priest
Sutton QC  J0E 2K0

Fax No.: 450-670-0673

CHRISTIAN ROBERGE
610 Shefford Street
Bromont QC  J2L 1C1

Fax No.: 450-670-0673

and

BERNARD-BRASSARD llp
101, Roland-Therrien, Suite 200
Longueuil QC  J4H 4B9
Attention: Renaud Lanthier

Fax No.:  450-670-0673

(b)	in the case of the Purchaser at

7834080 CANADA INC.
c/o Pioneer Power Solutions, Inc.
400 Kelby Street – 9th Floor
Fort Lee NJ 07024
Attention:  Nathan Mazurek

Fax No.:  212-867-1325

with a copy to:

FRASER MILNER CASGRAIN llp
1 Place Ville-Marie, Suite 3900
Montreal QC  H3B 4M7
Attention:  Norman Issley

Fax No.:  514-866-2241

3.5.2
Any notice delivered personally, or by a nationally recognized courier service shall be deemed to have been given and received on the day on which it was delivered, if delivered prior to 5:00 p.m. (recipient’s time) on a Business Day; otherwise on the first (1st) Business Day thereafter.  Any notice transmitted by facsimile or PDF shall be deemed to have been given and received on the day of its transmission if the machine from which it was sent receives the answerback code of the Party to whom it was sent prior to 5:00 p.m. (recipient’s time) on such day; otherwise on the first (1st) Business Day thereafter.

3.5.3	Any Party may change its address for service from time to time by notice given to each of the other Parties in accordance with the foregoing provisions.

3.6	Time of the Essence

Time shall be of the essence of this Agreement.

3.7	Costs and Expenses

Except as otherwise provided herein, each Party shall be responsible for all costs and expenses (including the fees and disbursements of legal counsel, bankers, investment bankers, accountants, brokers and other advisors) incurred by it in connection with this Agreement and the transactions contemplated herein.

3.8	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.  To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to another Party by facsimile transmission or electronic mail and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party.

3.9	Assignment

This Agreement may not be assigned by the Parties without the prior written consent of each other Party, provided that the Purchaser may assign this Agreement to an Affiliate without the consent of the Vendor but such assignment shall not release the Purchaser from any of its liability or obligations pursuant hereto.

3.10	Parties in Interest

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, including any successor by reason of the amalgamation or merger of a Party, and permitted assigns.

3.11	Third Parties

Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the Parties and their respective successors, including any successor by reason of the amalgamation or merger of a Party, any rights or remedies under or by reason of this Agreement.

3.12	Commission

Each Party represents and warrants to the other Parties that such other Parties will not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party.

3.13	Language

The Parties have requested that this Agreement and all other agreements, documents or notices related thereto be drawn up in English. Les parties ont exigé que cette convention et toutes les ententes, documents ou avis y afférents soient rédigés en anglais.

[Signature page follows on the next page.]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

VERMONT TRANSFORMER, INC.

Per:	/s/ Gilles Mazoyer
Name:	Gilles Mazoyer
Title:	President

Per:	/s/ Christian Roberge
Name:	Christian Roberge
Title:	Secretary

GCEFF INC.

Per:	/s/ Gilles Mazoyer
Name:	Gilles Mazoyer
Title:	President

/s/ Gilles Mazoyer
GILLES MAZOYER

7834080 CANADA INC.

Per:	/s/ Nathan Mazurek
Name:	Nathan Mazurek
Title:	President

SCHEDULE 1.1.1

-	UCC Financing Statement from the Vendor to TD Bank, N.A., file number 09-227250;

-	Commercial Mortgage, Security Agreement and Assignment of Leases and Rents recorded in Volume 233, pages 82-94 of the Land Records of the Town of St. Albans in favour of TD Bank, N.A.;

-	UCC Financing Statement from the Vendor to Vermont Economic Development Authority file number 09-227682;

-	Mortgage Deed recorded in Volume 233, pages 105-109 of the Land Records of the Town of St. Albans in favour of Vermont Economic Development Authority;

-	Mortgage Deed recorded in Volume 233, pages 111-115 of the Land Records of the Town of St. Albans in favour of Vermont Economic Development Authority;

-	Priority Agreement recorded in Volume 233, pages 95-99 of the Land Records of the Town of St. Albans in favour of Vermont Economic Development Authority;

-	Mortgage Deed recorded in Volume 233, pages 100-104 of the Land Records of the Town of St. Albans in favour of Vermont Economic Development Authority;

-	Mortgage Deed recorded in Volume 233, pages 116-120 of the Land Records of the Town of St. Albans in favour of Vermont Economic Development Authority;

SCHEDULE 2.1

Description	QTY

2 drawer File	1
Battery Back Up	2
Camera Syst ( W/monitor)	1
Camera Syst ( W/monitor)	1
scanner (dept)	11
Lockers (18)	1
L-Shaped Desk	2
VPN firewall	1
L-Shaped Desk	2
Lunch chairs	16
Lunch tables	5
Micro Wave oven	3
Office Chair	2
Printer	1
Refrigerator	1
Refrigerator	1
Wooden Shelf	1

Description	LIFE	QTY
Air compressor	10	1
Air Dryer	10	1
Air Tank	10	1
Amp/Tuner	10	1
Bake Oven	10	1
Band saw	7	1
Bench grinder	5	1
Bending tables	10	2
Carts	10	3
conveyor	10	1
Cordless Drill	5	1
Cordless Drill	5	1
Crane &hoist	10	1
Crane &hoist	10	3
Crane &hoist	10	2

Cut off saw	5	1
Drill Press	5	1
Electrical Forklift	10	1
Eye wash station	5	1
Fans	5	5
Feeder for winding machines	10	5
Grinder	5	1
HARDWARE SHELVING w Bins	10	2
Hoists, cranes on winding machine	10	4
Hydraulic table 001-002	10	2
Hydraulic table 003	10	1
Impact guns	5	11
Ironworker 50 tons	10	1
Jib cranes	10	2
Jig Saw	5	1
Ladder 20 ft	5	1
Line reactor RE100A300	10	1
Metal Cabinets	5	2
Mini power Supply	5	2
Miter saw	5	1
Modine	10	1
Pallet Jack	10	1
Percussion drill	10	1
Portable Compressor	5	2
Press drill	5	1
Pre-test machine	10	1
Propane Forklift	10	1
Racking 10 ft	10	4
Racking 8 ft	10	10
Racks for oven	10	8
Scheer Tool	10	1
Shelving (industrial)	10	10
Shelving (light duty)	10	3
Skill Saw	5	1
Automatic cutting machine	10	2
Step ladder 6 ft	5	1
Test cages	10	2
Testing Equipment (Variac, etc)	10	1
Testing Machine 001	10	1
Tip over device (Bascule)	10	1
Transformer BC2010 P480S440	10	1
Transformer UA3300P480S600UL	10	1
Tubs	10	2

Welder (torch)	10	2
Welder Millermatic 252 (MIG)	10	1
Welder (TIG) Syncrowave 250	10	1
Welder TIG) Syncrowave 250 DX	10	1
Winding Machine 5 HP	10	5
Wire Stripper	10	1
Work platform	10	1
Workbench W pegboard	10	11

Description	QTY
Pc / monitor	11
Printer	1
Printer pl signal	1
Printer BOB/noy	1
Printer HP LAserjetP1006	1
Server	1
Server	1
Terminal	1
Printer	1
Printer	1
Scanner (inventory)	2
Telephone and Voice Mail Systam	1
Telephone Avaya 5420	1
Telephone Avaya 5410	2
Voice mail Syst (1 telephone)	1